EX 99.1

Gaia Announces Addition and Changes to Executive Team

BOULDER, CO, June 26, 2023— Gaia, Inc. (NASDAQ: GAIA), a conscious media and community company, is announcing the following addition and changes to its executive team, effective today.

Gaia has appointed James Colquhoun to the new position of Chief Operating Officer. Mr. Colquhoun has served as a member of the Gaia board of directors since May 2020. He was previously the Founder and Chief Executive Officer of Food Matters TV, a health and wellness focused online video subscription service until its acquisition by Gaia in June 2019.

Gaia also promoted Kiersten Medvedich to President. Ms. Medvedich joined Gaia in 2016 after 14 years with Sony Pictures Television. During her tenure at Gaia, she has meaningfully scaled the content team and its production capabilities, launched the GaiaSphere live event space, overseen human resources and the marketing team.

Gaia also appointed Ned Preston as Chief Financial Officer, replacing Paul Tarell, who resigned to pursue another interest. Mr. Preston previously served as the Chief Financial Officer of Tive Inc. Prior to that he served as Chief Financial Officer of Motional Inc. and in various senior finance roles for several Fortune 500 and technology companies including Akamai Technologies and Oracle Corporation. Mr. Tarell will continue as an employee until August 1, 2023, to ensure a smooth transition.

“I would like to welcome James and Ned to the team, congratulate Kiersten on her new role and thank Paul for his dedication and financial leadership over the last decade,“ said Jirka Rysavy, Gaia’s CEO. “The return to growth, strengthening of the management team and an increase in member retention rates creates a solid base for the next stage of Gaia. For the second quarter, we expect another moderate sequential increase in revenue and member counts like we delivered in the first quarter, but we are also anticipating a return to cash flow generation during the quarter.”

About Gaia

Gaia is a member-supported global video streaming service and community that produces and curates conscious media through four primary channels—Seeking Truth, Transformation, Alternative Healing and Yoga—in four languages (English, Spanish, French and German) to its members in 185 countries. Gaia’s library includes over 10,000 titles, over 85% of which is exclusive to Gaia, and approximately 75% of viewership is generated by content produced or owned by Gaia. Gaia is available on Apple TV, iOS, Android, Roku, Chromecast, and sold through Amazon Prime Video, YouTube Primetime channels and Comcast Xfinity. For more information about Gaia, visit www.gaia.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical fact are forward looking statements that involve risks and uncertainties. When used in this discussion, we intend the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “hope,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “strive,” “target,” “will,” “would” and similar expressions as they relate to us to identify such forward-looking statements. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth under “Risk Factors” and elsewhere in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2022. Risks and uncertainties that could cause actual results to differ include, without limitation: our ability to attract new members and retain existing members; our ability to compete effectively, including for customer engagement with different modes of entertainment; maintenance and expansion of devise platforms for steaming; fluctuation in customer usage of our service; fluctuations in quarterly operating results; service disruptions; production risks; general economic conditions; future losses; loss of key personnel; price changes; brand reputation; acquisitions; new initiatives we undertake; security and information systems; legal liability for website content; failure of third parties to provide adequate service; future internet-related taxes; our founder’s control of us; litigation; consumer trends; the effect of government regulation and programs; the impact of public health threats, including the coronavirus (COVID-19) pandemic and our response to it; and other risks and uncertainties included in our filings with the Securities and Exchange Commission. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our views only as of the date of this press release. We undertake no obligation to update any forward-looking information.

Company Contact:

Ned Preston

Chief Financial Officer

Gaia, Inc.

Investors@gaia.com

Investor Relations:

Gateway Group, Inc.

Cody Slach

(949) 574-3860

GAIA@gateway-grp.com